                                                                      EXHIBIT 99


                                                                    NEWS RELEASE

(HEINZ LOGO)
WORLD HEADQUARTERS
"THE GOOD FOOD COMPANY"
FOR RELEASE UPON RECEIPT

       HEINZ DELIVERS STRONG TOP-LINE GROWTH IN Q3 AS SALES INCREASE 7.8%

         o    Volume increased almost 4% for the quarter

         o Q3 earnings impacted by commodity and fuel costs, offset by lower tax rate

         o Full-year earnings expected to be in previously communicated range, excluding special items

         o Reported earnings for Q3 reflect asset impairment charge of $74 million after tax, or 21 cents per share

PITTSBURGH - February 28, 2005 - H.J. Heinz Company (NYSE: HNZ) today announced strong sales increases of 7.8% for its third quarter, led by particularly strong performances on Ore-Ida(R) frozen potatoes, Bagel Bites(R), TGI Friday's(R) frozen snacks and Heinz(R) Ketchup.

         Overall, the Company reported net income of $152.4 million, or $0.43 per diluted share, for its third quarter ended January 26, 2005. The current quarter includes $73.8 million of non-cash asset impairment charges, primarily related to Heinz's investment in The Hain Celestial Group, Inc. (Nasdaq:HAIN), the possibility of which was disclosed in the November 23 second-quarter earnings release. Excluding these impairment charges and income of $0.04 per diluted share from discontinued operations, net income for the current quarter was $212.4 million, or $0.60 per diluted share, up 5.3% from the prior quarter. The Company's effective tax rate, excluding special items in the current quarter, was 22.7% compared to 33.1% last year. The reduction in the effective tax rate is attributable to tax planning in foreign jurisdictions and favorable audit settlements.

         Commenting on the results, Heinz's Chairman, President and CEO William
R. Johnson said: "I am pleased by our strong sales increase of 7.8% and the positive results from many of our recent innovations. I am particularly pleased by the strong sales and profit growth delivered by our North American businesses, especially U.S. Consumer Products. This growth reaffirms our decision to realign and simplify our North American portfolio as part of our current three-year plan. We are exploring similar strategic options for our businesses outside of North America."


         "Our focus on developing markets is progressing well. Heinz India posted significant sales growth, as did the Company's other businesses in Poland, Russia and parts of Asia," Mr. Johnson commented.


H.J. Heinz Company, P.O. Box 57, Pittsburgh 15230-0057

         "Looking forward to the balance of Fiscal 2005, excluding special items, Heinz remains on track with our full-year EPS target range of $2.32 - 2.42, with an expectation toward the lower end of the range," he said.

         Gross profit increased 5.2%, despite a 90-basis-point decline in gross profit margin. The decline in gross margin reflects increased commodity and fuel costs, lower pricing and substantially higher supply chain costs in the European seafood business. Operating income decreased 7.3%, due primarily to the lower gross profit margin and increased Selling, General and Administrative expenses ("SG&A"). As a percentage of sales, selling and delivery costs increased due to substantially higher fuel and trucking costs. General and Administrative expenses ("G&A") increased primarily as a result of increased employee-related costs, litigation costs and professional fees related to various projects, including increased administrative expenses associated with Section 404 of Sarbanes-Oxley.

         Heinz's balance sheet and working capital management showed continued improvement over the prior year. Cash Conversion Cycle for the quarter improved five days, and net debt (total debt less cash and cash equivalents and the value of interest rate swaps) was reduced by $138 million versus the prior-year period. Operating Free Cash Flow (cash from operations less capital expenditures) was $78 million in the quarter, after a $125 million tax pre-payment in Europe. The Company said it now expects operating free cash flow to be in the range of $750 to $850 million for Fiscal Year 2005.

(Comments on the third quarter and nine months that follow refer to results from continuing operations, excluding special items. See attached tables for further details, including reconciliation of non-GAAP financial measures. Management believes that the adjusted GAAP measures provide additional clarity in understanding the trends of the business as they provide management with a view of the business excluding special items.)


THIRD-QUARTER SEGMENT HIGHLIGHTS


North American Consumer Products

         Sales of the North American Consumer Products segment increased at a strong double digit rate of 11.0%. Volume increased a significant 6.7%, reflecting strong growth in Ore-Ida(R) brand products, Bagel Bites(R) and TGI Friday's(R) frozen snacks. Heinz's marketing programs for these brands have been very effective and consumers have responded positively to new recipes and packaging. Sales of the Ore-Ida(R) brand increased 12.0% and Bagel Bites(R) expanded by 23.0% during the quarter. In addition to strong volume and sales growth in Consumer Products, gross profit increased by 11% versus last year, enabled by very effective trade management and customer service initiatives. Heinz looks forward to continued growth in Consumer Products, with plans to launch a new kids-oriented ketchup this summer.

         Pricing increased 2.8%, primarily related to Heinz(R) Ketchup, Bagel Bites(R) and TGI Friday's(R) frozen snacks, and Ore-Ida(R) frozen potatoes. The prior year acquisition of the Unifine Richardson business in Canada, which manufactures and sells salad dressings, sauces and dessert toppings, increased sales by 1.8%. Divestitures reduced sales 1.4% due to the sale of

         Ethnic Gourmet Foods(R) and Rosetto(R) pasta in the first quarter of Fiscal 2005. Operating income increased 17.2%, as the substantial increases in sales volume and net pricing offset higher commodity, fuel and pension costs.


Heinz U.S. Foodservice

         Sales of the U.S. Foodservice segment increased 5.9%. Strong volume increased sales 4.5%, largely driven by the strength of the Truesoups(R) frozen soup business and by increased sales of custom recipe tomato products, as well as sales improvements in single-serve condiments and Heinz(R) Ketchup. Heinz's restaurant sales are responding well to its new solutions-oriented operating model for soups, desserts and sauces.

         Higher pricing increased sales by 1.4%, reflecting price increases on ketchup and frozen soup, implemented to offset fuel and commodity cost pressures. Operating income was virtually flat to prior year as favorable pricing and mix were offset by increased commodity, fuel and fixed selling costs.


Europe

         Heinz Europe's sales increased 6.9%. Favorable exchange translation rates increased sales by 7.9%. Volume increased 1.5% principally due to promotional timing on European seafood, increased Heinz(R) Ketchup sales behind the successful introduction of the new "Top Down" bottle, the successful restage of Heinz(R) beans and growth in the Italian infant nutrition business. These marketing successes were partially offset by declines in sauces and jarred vegetables in the Netherlands related to increased competition and pricing pressures. Lower pricing decreased sales 2.2%, due to the cost of the Italian infant nutrition restage and increased promotional spending in the Netherlands.

         Although Heinz's U.K. unit experienced some softness, its overall core business remains healthy and during the quarter, it achieved record market shares for Heinz(R) Ketchup (81%) and Heinz(R) Salad Cream (83%). In Italy, consumption grew 6% in the infant nutrition category, boosted by the success of new Plasmon(R) marketing initiatives.

         Operating income decreased 21.2% due to lower pricing, increased commodity and supply chain costs in the European seafood business, and increased G&A, primarily for employee-related costs, litigation costs and professional fees tied to various projects across Europe.

Asia Pacific

         Sales in Asia Pacific increased 7.3%. Volume increased sales by a solid 5.5%, reflecting strong volume in China, Australia and New Zealand. These increases were partially offset by the discontinuation of an Indonesian energy drink and declines in the Tegel(R) poultry business in New Zealand.

         Heinz sales in New Zealand and in Australia grew by double digits, behind several successful new product offerings.

         Favorable exchange translation rates increased sales by 4.4%. Lower pricing reduced sales 3.4%, primarily due to market price pressures on the Tegel(R) poultry business in New Zealand. The acquisition of a controlling interest in Shanghai LongFong Foods, a maker of popular frozen Chinese snacks and desserts, increased sales 3.4%, which was essentially offset by the divestiture of a Korean oils and fats product line which reduced sales 2.6%. This is in line with the Company's strategy to improve its mix and focus on core businesses while minimizing net out-of-pocket acquisition costs.

         Operating income decreased 4.2%, to $32.6 million, primarily due to lower pricing, increased commodity costs, and a decline in profitability in our Tegel(R) poultry business.

YEAR-TO-DATE HIGHLIGHTS (for continuing operations, excluding special items)

         Heinz reported income from continuing operations of $604.5 million in the nine months ended January 26, 2005, up 5.4% compared to income from continuing operations of $573.5 million for the year-earlier period. Diluted earnings per share were $1.71 for the period, a 5.6% increase over $1.62 from continuing operations in the prior year.

         Sales increased 6.3% for the nine-month period, driven by volume increases of 2.1%, which exceeds the Company's 1-2% annual volume growth target, and exchange translation rates of 4.2%. The favorable volume reflects good results across the Company, most notably in the North American Consumer Products and U.S. Foodservice segments. Sales were moderately impacted by lower pricing of 0.5%. These price reductions were partially offset by net price gains across North America and U.S. Foodservice.

         The Gross Profit Margin was 36.5%, down 90 basis points versus the prior year, mainly due to increased commodity costs, lower pricing in Italy, and increased supply chain costs in the European seafood business. Operating income decreased $21.5 million, or 2.1%, reflecting the lower gross margin and higher SG&A costs.

         Operating free cash flow was $375 million versus $697 million in Fiscal 2004. The reduction reflects a $125 million tax pre-payment in Europe. Progress in the Cash Conversion Cycle produced an eight-day improvement versus year ago. For the full year, operating free cash flow is expected to be in the $750 to $850 million range.

                                       # #

MEETING WITH SECURITIES ANALYSTS - INTERNET BROADCASTS

Heinz will host a conference call with security analysts today at 8:30 a.m. (Eastern Time). The call will be webcast live on www.heinz.com and will be archived for playback beginning at 2 p.m. The call is available live via conference call at 1-866-783-5359 (listen only). It will be hosted by William R. Johnson, Chairman, President & CEO; Art Winkleblack, Executive Vice President and Chief Financial Officer; Jane S. Miller, Chief Growth Officer; and Jack Runkel, Vice President - Investor Relations.

                                       # #


SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the need for product recalls, the ability to maintain favorable supplier relationships, achieving cost savings programs and gross margins, currency valuations and interest rate fluctuations, success of acquisitions, joint ventures, and divestitures, new product and packaging innovations, product mix, the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency and cash flow initiatives, the impact of e-commerce and e-procurement, risks inherent in litigation (including the Remedia-related claims in Israel and rights against third parties) and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and other laws and regulations, including tax laws, the success of tax-planning strategies, the possibility of increased pension expense and contributions and other people-related costs, the possibility of an impairment in Heinz's investments, and other factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended April 28, 2004, and the Company's subsequent filings with the Securities and Exchange Commission. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

                                       # #

ABOUT HEINZ: H.J. Heinz Company, offering "Good Food Every Day," is one of the world's leading marketers and producers of branded foods in ketchup, condiments, sauces, meals, soups, seafood, snacks, and infant foods. Heinz satisfies hungry consumers in every outlet, from supermarkets, to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz(R) Ketchup, Sauces, Soups, Beans, Pasta and Infant Foods (representing nearly one-third of total sales or close to $3 billion), Ore-Ida(R) french fries, Boston Market(R) and SmartOnes(R) meals, and Plasmon(R) baby food. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by Heinz(R) Ketchup, the world's favorite ketchup. Information on Heinz is available at www.heinz.com/news.

                                      # # #


     CONTACT:

            Media:

            Ted Smyth, 412-456-5780;

            Debbie Foster, 412-456-5778;

            OR

            Investors:

            Jack Runkel, 412-456-6034.

                      H. J. HEINZ COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                           Third Quarter Ended                Nine Months Ended
                                                     --------------------------------- ----------------------------------
                                                     January 26, 2005 January 28, 2004 January 26, 2005  January 28, 2004
                                                          FY2005          FY2004           FY2005            FY2004
                                                     ---------------- ---------------- ----------------  ----------------
 Sales                                                 $  2,261,219     $  2,097,181     $  6,463,805     $  6,083,166
 Cost of products sold                                    1,441,306        1,317,934        4,105,125        3,815,625
                                                       ------------     ------------     ------------     ------------
 Gross profit                                               819,913          779,247        2,358,680        2,267,541

 Selling, general and
  administrative expenses                                   490,345          423,880        1,346,010        1,214,063
                                                       ------------     ------------     ------------     ------------
 Operating income                                           329,568          355,367        1,012,670        1,053,478
 Interest income                                              7,534            5,588           20,178           15,901
 Interest expense                                            60,880           53,725          170,826          160,254
 Asset impairment charges for cost and
 equity investments                                          73,842               --           73,842               --
 Other expense, net                                           1,671            5,095           10,831           35,019
                                                       ------------     ------------     ------------     ------------
 Income from continuing operations before
 income taxes                                               200,709          302,135          777,349          874,106
 Provision for income taxes                                  62,189           99,898          246,714          293,557
                                                       ------------     ------------     ------------     ------------
 Income from continuing operations                          138,520          202,237          530,635          580,549
 Income from discontinued operations, net
 of tax                                                      13,891               --           15,577           27,200
                                                       ------------     ------------     ------------     ------------
 Net income                                            $    152,411     $    202,237     $    546,212     $    607,749
                                                       ============     ============     ============     ============
 Income per common share - Diluted
   Continuing operations                               $       0.39     $       0.57     $       1.50     $       1.64
   Discontinued operations                                     0.04               --             0.04             0.08
                                                       ------------     ------------     ------------     ------------
   Net Income                                          $       0.43     $       0.57     $       1.54     $       1.72
                                                       ============     ============     ============     ============
 Average common shares
 outstanding - diluted                                      353,842          354,254          353,842          354,254
                                                       ============     ============     ============     ============
 Income per common share - Basic
   Continuing operations                               $       0.40     $       0.58     $       1.51     $       1.65
   Discontinued operations                                     0.04               --             0.04             0.08
                                                       ------------     ------------     ------------     ------------
   Net Income                                          $       0.44     $       0.58     $       1.56     $       1.73
                                                       ============     ============     ============     ============
 Average common shares
 outstanding - basic                                        350,357          351,725          350,357          351,725
                                                       ============     ============     ============     ============
 Cash dividends per share                              $      0.285     $       0.27     $      0.855     $       0.81
                                                       ============     ============     ============     ============
 Note: Fiscal 2005 and 2004 include special items
 (Totals may not add due to rounding)

                      H. J. HEINZ COMPANY AND SUBSIDIARIES
                                  SEGMENT DATA


                                                    Third Quarter Ended                 Nine Months Ended
                                           -----------------------------------  ----------------------------------
                                           January 26, 2005   January 28, 2004  January 26, 2005  January 28, 2004
                                               FY2005             FY2004            FY2005            FY2004
                                           ----------------   ----------------  ----------------  ----------------
Net external sales:
        North American Consumer Products     $    579,039      $    521,753      $  1,633,798      $  1,494,413
                        U.S. Foodservice          374,835           353,884         1,098,535         1,056,993
                                  Europe          884,771           827,451         2,488,267         2,337,255
                            Asia/Pacific          323,865           301,885           962,924           926,661
                Other Operating Entities           98,709            92,208           280,281           267,844
                                             ------------      ------------      ------------      ------------
                     Consolidated Totals     $  2,261,219      $  2,097,181      $  6,463,805      $  6,083,166
                                             ============      ============      ============      ============
                  Intersegment revenues:
        North American Consumer Products     $     12,773      $     13,449      $     38,464      $     42,429
                        U.S. Foodservice            7,130             3,747            16,711            10,378
                                  Europe            4,455             2,729            13,621            10,352
                            Asia/Pacific              825               581             2,435             2,158
                Other Operating Entities              434               609             1,192             1,727
                           Non-Operating          (25,617)          (21,115)          (72,423)          (67,044)
                                             ------------      ------------      ------------      ------------
                     Consolidated Totals     $         --      $         --      $         --      $         --
                                             ============      ============      ============      ============
                Operating income (loss):
        North American Consumer Products     $    148,352      $    126,534      $    394,421      $    359,265
                        U.S. Foodservice           54,378            54,658           166,682           161,308
                                  Europe          128,517           163,147           408,088           479,130
                            Asia/Pacific           32,599            34,026           107,720           112,029
                Other Operating Entities            2,587             2,554            25,075            22,184
                           Non-Operating          (36,865)          (25,552)          (89,316)          (80,438)
                                             ------------      ------------      ------------      ------------
                     Consolidated Totals     $    329,568      $    355,367      $  1,012,670      $  1,053,478
                                             ============      ============      ============      ============

          Operating income (loss) excluding special items:

        North American Consumer Products     $    148,352      $    126,534      $    394,421      $    360,761
                        U.S. Foodservice           54,378            54,658           166,682           163,808
                                  Europe          128,517           163,147           408,088           454,331
                            Asia/Pacific           32,599            34,026           107,720           112,029
                Other Operating Entities            2,587             2,554            25,075            22,184
                           Non-Operating          (36,865)          (25,552)          (89,316)          (78,980)
                                             ------------      ------------      ------------      ------------
                     Consolidated Totals     $    329,568      $    355,367      $  1,012,670      $  1,034,133
                                             ============      ============      ============      ============

The company's revenues are generated via the sale of products in the following categories:

          Ketchup, Condiments and Sauces     $    793,614      $    735,347      $  2,356,649      $  2,229,197
                            Frozen Foods          594,690           526,150         1,599,280         1,402,629
                       Convenience Meals          515,215           464,000         1,446,515         1,349,012
                          Infant Feeding          220,431           222,652           601,819           629,769
                                   Other          137,269           149,032           459,542           472,559
                                             ------------      ------------      ------------      ------------
                                   Total     $  2,261,219      $  2,097,181      $  6,463,805      $  6,083,166
                                             ============      ============      ============      ============

    H.J. HEINZ COMPANY AND SUBSIDIARIES
    SPECIAL ITEMS - THIRD QUARTER ENDED JANUARY 26, 2005

The company reports its financial results in accordance with generally accepted accounting principles ("GAAP").

However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. The following table provides a reconciliation of the company's reported results from continuing operations to the results excluding special items for the third quarter ended January 26, 2005:


                                                                   Third Quarter Ended January 26, 2005
                                                ----------------------------------------------------------------------
                                                    Net          Gross        Operating                        Per
                                                   Sales         Profit        Income          Income         Share
                                                ----------     ----------     ----------     ----------     ----------
Reported results from continuing operations     $  2,261.2     $    819.9     $    329.6     $    138.5     $     0.39
     Asset impairment charges for cost and
        equity investments                              --             --             --           73.8           0.21
Results from continuing operations
     excluding special items                    $  2,261.2     $    819.9     $    329.6     $    212.4     $     0.60
                                                ==========     ==========     ==========     ==========     ==========

(Note: Totals may not add due to rounding.)

                      H.J. HEINZ COMPANY AND SUBSIDIARIES
     SPECIAL ITEMS - NINE MONTHS ENDED JANUARY 26, 2005 AND JANUARY 28, 2004

The company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. The following table provides a reconciliation of the company's reported results from continuing operations to the results excluding special items for the nine months ended January 26, 2005 and January 28, 2004:


                                                                   Nine Months Ended January 26, 2005
                                                ----------------------------------------------------------------------
                                                   Net           Gross         Operating                       Per
                                                  Sales          Profit         Income         Income         Share
                                                ----------     ----------     ----------     ----------     ----------
Reported results from continuing operations     $  6,463.8     $  2,358.7     $  1,012.7     $    530.6     $     1.50
     Asset impairment charges for cost and
        equity investments                              --             --             --           73.8           0.21
                                                ----------     ----------     ----------     ----------     ----------
Results from continuing operations
     excluding special items                    $  6,463.8     $  2,358.7     $  1,012.7     $    604.5     $     1.71
                                                ==========     ==========     ==========     ==========     ==========



                                                                  Nine Months Ended January 28, 2004
                                                ----------------------------------------------------------------------
                                                   Net           Gross         Operating                       Per
                                                  Sales          Profit         Income         Income         Share
                                                ----------     ----------     ----------     ----------     ----------
Reported results from continuing operations     $  6,083.2     $  2,267.5     $  1,053.5     $    580.5     $     1.64
     Write-down of U.K. pizza crust assets              --            4.0            4.0            2.8           0.01
     Reorganization costs                               --             --            5.5            3.4           0.01
     Gain on sale of the Northern European
        bakery business                                 --             --          (28.8)         (13.3)         (0.04)
                                                ----------     ----------     ----------     ----------     ----------
Results from continuing operations
     excluding special items                    $  6,083.2     $  2,271.5     $  1,034.1     $    573.5     $     1.62
                                                ==========     ==========     ==========     ==========     ==========

(Note: Totals may not add due to rounding.)

                       H.J. HEINZ COMPANY AND SUBSIDIARIES
                           NON-GAAP PERFORMANCE RATIOS

The company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. The following table provides the calculation of those non-GAAP performance ratios discussed in the company's press release dated February 28, 2005:



NET DEBT CALCULATION
(amounts in thousands)                      January 26, 2005  April 28, 2004  January 28, 2004
                                                FY 2005          FY 2004          FY 2004
                                            ----------------  --------------  ----------------
Short-term debt                               $    34,102      $    11,434      $    11,358
Long-term debt, including current portion       4,757,161        4,962,996        5,096,471
                                              -----------      -----------      -----------
     Total debt                                 4,791,263        4,974,430        5,107,829

Less:
     Value of interest rate swaps                (208,173)        (125,324)        (206,563)
     Cash and cash equivalents                   (834,805)      (1,180,039)      (1,016,166)
                                              -----------      -----------      -----------

Net Debt                                      $ 3,748,285      $ 3,669,067      $ 3,885,100
                                              ===========      ===========      ===========




OPERATING FREE CASH FLOW CALCULATION
(amounts in thousands)                         Third Quarter Ended               Nine Months Ended
                                       ---------------------------------- ---------------------------------
                                       January 26, 2005  January 28, 2004 January 26, 2005 January 28, 2004
                                           FY 2005           FY 2004          FY 2005          FY 2004
                                       ----------------  ---------------- ---------------- ----------------
Cash provided by operating activities     $   126,584      $   323,794      $   506,146      $   817,053
Capital expenditures                          (48,404)         (44,980)        (131,024)        (119,817)
                                          -----------      -----------      -----------      -----------
     Operating Free Cash Flow             $    78,180      $   278,814      $   375,122      $   697,236
                                          ===========      ===========      ===========      ===========